SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 05/01/02
                         RUN DATE: 05/01/02 8:45 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,643

FORM 13F INFORMATION TABLE VALUE TOTAL:   $18,118,799,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887 GABELLI FUNDS, LLC

GABELLI SECURITIES, INC.